As filed with the Securities and Exchange Commission on May 1, 1997
                                         Registration No.

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The Prospectus forming a part of this Registration Statement is a combined Prospectus under Rule 429 of the General Rules and Regulations under the Securities Act of 1993 and relates to this Registration Statement and to Registration Statement No. 33-21506 on Form S-8 relating to Ball Corporation's 1980 Stock Option and Stock Appreciation Rights Plan, 1983 Stock Option and Stock Appreciation Rights Plan, 1988 Stock Option and Stock Appreciation Rights Plan, the 1988 Restricted Stock Plan and to Registration No. 33-61986 on S-8 relating to Ball Corporation's 1993 Stock Option Plan.
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                              ---------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933
                             -----------------------
                                BALL CORPORATION
               (Exact name of issuer as specified in its charter)

                               Indiana 35-0160610
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                345 South High Street, Muncie, Indiana 47305-2326
                    (Address of Principal Executive Offices)
                         -------------------------------

              1980 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN,
              1983 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN,
              1988 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN,
                           1988 RESTRICTED STOCK PLAN,
                             1993 STOCK OPTION PLAN
                                       and
                            1997 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                         -------------------------------
  CT Corporation System, One North Capitol Avenue, Indianapolis, Indiana 46204
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service (317) 236-8011
                            _______________________
                         CALCULATION OF REGISTRATION FEE

                                                      Proposed
Title of Each                                         Maximum       Amount
Class of                            Proposed Maximum  Aggregate       of
Securities to      Amount to be      Offering Price   Offering    Registration
be Registered       Registered         Per Unit**     Price***        Fee

 Common Stock
(without par
   value)        3,000,000 shares      $26.5625      $79,687,500   $24,145.31
(including
Preferred Stock
Purchase Rights)*

  (*)Each  share  of Ball  Corporation  Common  Stock  includes  a right  ("Ball
     Right") to purchase Series A Junior Participating Preferred Stock of Ball or, under certain circumstances, Ball Common Stock, cash, property or other securities of Ball.
 (**)Estimated solely for purposes of calculating the registration fee pursuant to rule 457(c) and (h) under the Securities Act of 1933 based upon the average of the high (26 7/8) and low (26 1/4) reported sales prices of the Registrant's Common Stock, without par value, as reported on the New York Stock Exchange Composite Transactions Tape on April 29, 1997.
(***)The registration fee has been calculated pursuant to Section 6(b) of the Securities Act and is equal to 1/33rd of 1 per centum of the proposed maximum aggregate offering price.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.    Plan Information

           Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information

           Not required to be filed with this Registration Statement.

Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

           Ball Corporation (the "Registrant", "Company" or "Corporation") hereby incorporates the following documents herein by reference:

           (a) The Annual Report on Form 10-K of the Registrant for the year ended December 31, 1996;

           (b) All reports of the Registrant filed pursuant to Sections 13(a) or 15(d) of the Exchange Act sinceDecember 31, 1996.

           (c) The Company's notice of the 1997 Annual Meeting of Shareholders and Proxy Statement dated March 17, 1997 issued in connection with the Annual Meeting of Shareholders on April 23, 1997.

           (d) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement filed October 31, 1973, including any amendment or report filed for the purpose of updating such description.

           (e) The Rights Agreement dated as of July 24, 1996, between the Company and The First Chicago Trust Company of New York (filed by incorporation by reference to the Form 8-A Registration Statement, No.
                      1-7349 dated August 1, 1996, and filed August 2, 1996.

           (f)        The Company's Reports on Form 8-K dated February 14, 1996;
                      July 16,  1996;  October  16,  1996;  November  15,  1996;
                      December 31, 1996; and March 20, 1997.

           (g) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
                      Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities

           Not applicable.

Item 5.    Interests of Named Experts and Counsel

           Robert W. McClelland, Associate General Counsel, Ball Corporation, whose legal opinion is attached hereto as Exhibit 5.1, has received options pursuant to the stock option plans and continues to be eligible to receive options under these various stock option plans, including the 1997 Stock Incentive Plan.

Item 6.    Indemnification of Directors and Officers

           Section 23-1-37-8 of the Indiana Business Corporation Law provides as follows:

           (a) A corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if:

                  (1)      The individual's conduct was in good faith; and

                  (2)      The individual believed:
                           (A) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interests; and
                           (B) In all other cases, that the individual's conduct was at least not opposed to its best interests; and

                  (3) In the case of any criminal proceeding, the individual either: (A) Had reasonable cause to believe the individual's conduct was lawful; or (B) Had no reasonable cause to believe the individual's conduct was unlawful.

           (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection
                  (a)(2)(B).

           (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

           Section B of Article XII of the Company's Amended Articles of Incorporation provides as follows:

           Indemnification of directors, officers and employees shall be as follows:

           1. The Corporation shall indemnify each person who is or was a director, officer or employee of the Corporation, or of any other corporation, partnership, joint venture, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, against any and all liability and reasonable expense that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or of such other corporation, partnership, joint venture, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, and, in addition, in any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, there shall be no indemnification (a) as to amounts paid or payable to the Corporation or such other corporation, partnership, joint venture, trust or other enterprise, as the case may be, for or based upon the director, officer or employee having gained in fact any personal profit or advantage to which he was not legally entitled; (b) as to amounts paid or payable to the Corporation for an accounting of profits in fact made from the purchase or sale of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law; or (c) with respect to matters as to which indemnification would be in contravention of the laws of the State of Indiana or of the United States of America, whether as a matter of public policy or pursuant to statutory provisions.

           2. Any such director, officer or employee who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described herein shall be entitled to indemnification as of right, except to the extent he has otherwise been indemnified. Except as provided in the preceding sentence, any indemnification hereunder shall be granted by the Corporation, but only if (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, shall find that the director, officer or employee has met the applicable standards of conduct set forth in paragraph 1 of this Section B of
Article XII; or (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) shall deliver to the corporation its written opinion that such director, officer or employee has met such applicable standards of conduct; or (c) a court of competent jurisdiction has determined that such director, officer or employee has met such standards, in an action brought either by the Corporation, or by the director, officer or employee seeking indemnification, applying de novo such applicable standards of conduct. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the applicable standards of conduct set forth in paragraph 1 of this Section B of Article XII.

           3. As used in this Section B of Article XII, the term "liability" shall mean amounts paid in settlement or in satisfaction of judgments or fines or penalties, and the term "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, incurred in connection with the claim, action, suit or proceeding. The Corporation may advance expenses to, or where appropriate may at its option and expense undertake the defense of, any such director, officer or employee upon receipt of an undertaking by or on behalf of such person to repay such expenses if it should ultimately be determined that the person is not entitled to indemnification under this Section B of Article XII.

           4. The provisions of this Section B of Article XII shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof. If several claims, issues or matters of action are involved, any such director, officer or employee may be entitled to indemnification as to some matters even though he is not so entitled as to others. The rights of indemnification provided hereunder shall be in addition to any rights to which any director, officer or employee concerned may otherwise be entitled by contract or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of any such director, officer or employee.

           In addition, the Company has purchased and maintains insurance, as permitted by Indiana law, on behalf of its directors and officers against certain losses which may arise out of their employment and which are recoverable under the indemnification provisions of Ball Corporation's Amended Articles of Incorporation.

Item 7.    Exemption from Registration Claimed

           Not applicable.

Item 8.    Exhibits

4.1        1997 Stock Incentive Plan.

4.2 Amended Articles of Incorporation of the Registrant (filed as an Exhibit to Registrant's Current Report on form 8-K dated November 30, 1990, and incorporated herein by reference).

4.3 Bylaws of Registrant, as amended (filed as an Exhibit to Registrant's Registration Statement on Form S-4 dated February 19, 1993, and incorporated herein by reference).

4.4 The Rights Agreement dated as of July 24, 1996, between the Company and The First Chicago Trust Company of New York (filed by incorporation by reference to the Form 8-A Registration Statement, No. 1-7349 dated August 1, 1996, and filed August 2, 1996.

5.1 Opinion of Robert W. McClelland as to the legality of the securities being registered.

24.1       Consent of Price Waterhouse.

24.2 Consent of Robert W. McClelland (included in the opinion filed as Exhibit 5.1).

25.1       Powers of Attorney

Item 9.    Undertakings

           (a)    The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                           (i)      To  include  any  prospectus  required   by
Section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the  prospectus  any facts or
events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)    To include  any material  information  with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply to the information required to be included in a post-effective amendment by those paragraphs if contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the plans pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Muncie, State of Indiana, on April 30, 1997.

                                   BALL CORPORATION
                                   (Registrant)
                                   By:  /S/ George A. Sissel
                                       -------------------------------------
                                       George A. Sissel, Chairman, President
                                       and Chief Executive Officer
                                       April 30, 1997

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(1)    Principal Executive Officer:

       /S/ George A. Sissel                       Chairman, President and Chief
       George A. Sissel                             Executive Officer
                                                  April 30, 1997
(2)    Principal Financial Accounting Officer:

       /S/ R. David Hoover                        Executive Vice President,
       R. David Hoover                              Chief Financial
                                                    Officer and Treasurer
                                                  April 30, 1997
(3)    A Majority of the Board of Directors:

       /S/ Frank A. Bracken  *                    Director
       Frank A. Bracken                           April 30, 1997

       /S/ Howard M. Dean    *                    Director
       Howard M. Dean                             April 30, 1997

       /S/ John T. Hackett   *                    Director
       John T. Hackett                            April 30, 1997

       /S/ R. David Hoover   *                    Executive Vice President,
       R. David Hoover                              Chief Financial Officer
                                                    and Treasurer and Director
                                                  April 30, 1997

       /S/ John F. Lehman         *               Director
       John F. Lehman                             April 30, 1997

       /S/ George McFadden        *               Director
       George McFadden                            April 30, 1997

       /S/ Ruel C. Mercure, Jr.   *               Director
       Ruel C. Mercure, Jr.                       April 30, 1997

       /S/ Jan Nicholson          *               Director
       Jan Nicholson                              April 30, 1997

       /S/ George A. Sissel       *               Chairman, President and
       George A. Sissel                             Chief Executive Officer and
                                                    Director
                                                  April 30, 1997

       /S/ William P. Stiritz     *               Director
       William P. Stiritz                         April 30, 1997

* By George A. Sissel as Attorney-in-Fact pursuant to a Limited Power of Attorney executed by the directors listed above, which Power of Attorney has been filed with the Securities and Exchange Commission.

                                   By:  /S/ George A. Sissel
                                        George A. Sissel, As Attorney-in-Fact
                                        April 30, 1997

Exhibit
Number     Description

4.1        1997 Stock Incentive Plan.

4.2 Amended Articles of Incorporation of the Registrant (filed as an Exhibit to Registrant's Current Report on form 8-K dated November 30, 1990, and incorporated herein by reference).

4.3 Bylaws of Registrant, as amended (filed as an Exhibit to Registrant's Registration Statement on Form S-4 dated February 19, 1993, and incorporated herein by reference).

4.4 The Rights Agreement dated as of July 24, 1996, between the Company and The First Chicago Trust Company of New York (filed by incorporation by reference to the Form 8-A Registration Statement, No. 1-7349 dated August 1, 1996, and filed August 2, 1996.

5.1 Opinion of Robert W. McClelland as to the legality of the securities being registered.

24.1       Consent of Price Waterhouse.

24.2 Consent of Robert W. McClelland (included in the opinion filed as Exhibit 5.1).

25.1       Powers of Attorney